Exhibit 99.1

FOR IMMEDIATE RELEASE

Frisch’s Restaurants, Inc. Announces the Completion of the Company’s Acquisition By NRD Partners I, L.P.

Cincinnati, Ohio – August 24, 2015 – The shareholders of Frisch’s Restaurants, Inc. (NYSE MKT: FRS) met today and approved a merger transaction with an affiliate of NRD Partners I, L.P. (“NRD”). As part of the transaction, each outstanding share of Frisch’s stock will be converted into the right to receive the $34.00 per share merger consideration, valuing the acquisition at approximately $174.5 million. Following today’s closing of the transaction, the Company’s shares will no longer trade on the NYSE MKT and will be formally delisted on September 4, 2015.

“This is an exciting day for Frisch’s and we are very pleased that our stockholders, through the exercise of their vote, have shown substantial support for the Board’s decision to accept NRD’s offer,” said Craig F. Maier, Frisch’s President and Chief Executive Officer.

Aziz Hashim, NRD’s Chief Executive Officer, said, “We are delighted to have the acquisition finalized and we are looking forward to taking one of America’s most iconic and adored family restaurant brands into a very bright future.”

About Frisch's Restaurants, Inc.

Frisch's is a regional company that operates full service family-style restaurants under the name "Frisch's Big Boy."  All Frisch’s Big Boy restaurants are currently located in various regions of Ohio, Kentucky and Indiana. The Company owns the trademark "Frisch's" and has exclusive, irrevocable ownership of the rights to the "Big Boy" trademark, trade name and service marks in the states of Kentucky and Indiana, and in most of Ohio and Tennessee.  All of the Frisch's Big Boy restaurants also offer "drive-thru" service.  The Company also licenses Big Boy restaurants to other operators, currently in certain parts of Ohio, Kentucky and Indiana.

About NRD Partners I, L.P.

NRD Partners I, L.P. (NRD) is a private equity fund founded by Aziz Hashim to fill a commonly perceived gap in franchise equity investing. NRD seeks to acquire brands that offer superior products and compelling unit economics and help them grow to their fullest potential through NRD's expanding network of franchisee investors. For more information, please visit www.nrdcapital.com

Cautionary Statement concerning Forward Looking Statements

Statements in this press release that are not descriptions of historical facts may be "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as "may", "will", "expect", "plan", "anticipate", "believe", or "project", or the negative of those words or other comparable words. Any forward-looking statements included in this communication are made as of the date hereof only, based on information available to Frisch’s Restaurants, Inc. as of the date hereof, and subject to applicable law to the contrary. Frisch’s Restaurants, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Frisch’s Restaurants, Inc.'s actual results to differ materially from those suggested by the projected information in such forward-looking statements. Such risks and uncertainties include, among others: any conditions imposed on the parties in connection with the consummation of the merger transactions described herein; adoption of the merger agreement by Frisch’s Restaurants, Inc.'s shareholders (or the failure to obtain such adoption); the ability to obtain regulatory approvals of the merger and the other transactions contemplated by the merger agreement on the proposed terms and schedule; Frisch’s Restaurants, Inc.'s ability to maintain relationships with customers, employees or suppliers following the announcement of the merger agreement and the transactions contemplated thereby; the ability of third parties to fulfill their obligations relating to the proposed transactions, including providing financing under current financial market conditions; the ability of the parties to satisfy the conditions to closing of the proposed transactions; the risk that the merger and the other transactions contemplated by the merger agreement may not be completed in the time frame expected by the parties or at all; and the risks that are described from time to time in Frisch’s Restaurants, Inc.'s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended June 3, 2014, filed with the Securities and Exchange Commission on August 7, 2014, in other of Frisch’s Restaurants, Inc.’s filings with the Securities and Exchange Commission from time to time, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and on general industry and economic conditions. Readers are cautioned not to place undue reliance on the forward-looking statements.

Company Contact:

Mark R. Lanning

Vice President – Finance and CFO

Frisch’s Restaurants, Inc.

2800 Gilbert Avenue

Cincinnati, OH 45206

(513) 559-5200

www.frischs.com

investor.relations@frischs.com

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